REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of February 4, 1997, is entered into by and among REDNECK FOODS, INC., a Delaware corporation ("Company"), JEFF FOXWORTHY, an individual ("Foxworthy") and DAVID WOMICK, an individual ("Womick"), with reference to the following:
Simultaneously with the execution and delivery of this Agreement, (i) Company and Foxworthy entering into a Series A Convertible Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") providing for, among other things, the acquisition by Foxworthy of certain shares of Series A Convertible Preferred Stock (the "Preferred Stock") of Company upon the terms and subject to the conditions set forth therein.

Womick is currently the owner of 5,100,000 shares of the Common Stock of Company.

Pursuant to Section 3.1 of the Stock Purchase Agreement, the parties hereto have agreed to enter into this Agreement to provide, under certain circumstances, for the registration of Foxworthy's Preferred Stock and Womick's Common Stock as provided herein.

NOW, THEREFORE, in consideration of the obligations and agreements contained herein and in the Stock Purchase Agreement, the parties hereto agree as follows:
1. Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Stock Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

1.1. "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

1.2. "Exchange Act" shall mean the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

1.3. "Registrable Shares" shall mean (i) any shares of Preferred Stock acquired by Foxworthy pursuant to the Stock Purchase Agreement (whether by purchase or promissory note conversion), (ii) any shares of the equity stock of Company issued or to be issued upon the conversion of the Preferred Stock referred to in clause (i), (iii) any shares of Common Stock held by Womick, and/or (iv) any other shares of stock of Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referred to in clauses (i), (ii) and/or (iii).

1.4. "Rule 144" shall mean Rule 144 promulgated under the Securities Act or any successor or complementary rule thereto.

1.5. "Securities Act" shall mean the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

2.   Piggyback Registration.
2.1. Registrations. Subject to the terms and conditions set forth in this Agreement, if Company at any time determines to prepare and file a registration statement under the Securities Act in connection with the proposed offer and sale for money or property of any of its securities (except any registration statement in connection with any acquisition of any entity or business or any employee benefit plan, including any stock option plan, or on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), Company shall promptly, but in no event less than thirty (30) days prior to the proposed date of filing of such registration statement, give written notice to Foxworthy and Womick of its intention to so register such securities (such notice to specify the underwriter, if any, for such proposed offering, the proposed number of shares to be offered and any other material terms of such proposed offering if known at such time) and, upon the written request, given within fifteen (15) days after delivery of such notice by Company, of Foxworthy and/or Womick to include in such registration Registrable Shares held by Foxworthy or Womick, as the case may be (which request shall specify the number of Registrable Shares proposed to be included in such registration by Foxworthy and/or Womick), Company shall cause all such Registrable Shares requested to be included by Foxworthy and/or Womick to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the offering which is the subject of such registration is underwritten, in whole or in part, and the managing underwriter advises Company in writing that the inclusion of all Registrable Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the securities proposed to be registered by Company, then the number of Foxworthy's and/or Womick's Registrable Shares to be included in the underwritten offering may be reduced or excluded altogether; provided that all of Womick's Registrable Securities shall be subject to reduction or exclusion before any of Foxworthy's Registrable Securities are reduced or excluded. If Foxworthy and/or Womick elects to include Registrable Shares in any registration statement filed by Company in accordance with the provisions of this Section 2, but some or all of such Registrable Shares are excluded from such registration pursuant to this Section 2, Foxworthy and/or Womick shall have the right pursuant to this
Section 2 to include such excluded Registrable Shares in any subsequent registration statement or registration statements as may be filed by Company with respect to offerings of its securities, subject to the terms and conditions set forth in this Section 2. Company may require that the Registrable Shares requested for inclusion be included in the underwriting on the same terms and conditions as the securities being sold through the underwriters. In the event Company grants registration rights to one or more third parties that are more favorable than the registration rights granted to Foxworthy pursuant to this Section 2, then in lieu of the registration rights granted pursuant to this Section 2, Foxworthy shall be entitled to the more favorable third-party registration rights.

2.2. Terms and Conditions. In connection with any registration pursuant to this Section 2, and subject to the other applicable terms and conditions of this Agreement, Company shall in its sole discretion determine the terms and conditions of such registration, including, without limitation, the timing thereof; the scope of the offering contemplated thereby (i.e., whether the offering shall be a combined primary offering and a secondary offering or limited only to a secondary offering); the manner of distribution of Registrable Shares and all other material aspects of the registration and the registration process. In connection therewith, Company may require that any such registration be underwritten.

2.3. Expenses. All expenses of Company incurred in effecting a registration under this Section 2, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and "blue-sky" laws, printing expenses and fees and expenses of counsel and accountants, shall be borne 100% by Company. All expenses of Foxworthy and Womick incurred in effecting a registration under this Section 2, including all underwriting discounts and selling commissions shall be borne by Foxworthy and Womick, respectively, except that the Company shall bear the legal fees and expenses of one counsel to Foxworthy and Womick, up to a maximum of Twenty Thousand Dollars ($20,000) per registration. All expenses of Foxworthy and Womick, including the legal fees and expenses of such counsel, which exceed Twenty Thousand Dollars ($20,000) shall be borne solely by Foxworthy and Womick, respectively.

3.   Demand Registrations.
3.1. S-3 Registrations. After Company becomes eligible for the use of Form S-3, Foxworthy shall have the right to require Company to file a Form S-3 registration statement or its equivalent under the Securities Act covering the registration of not less than Five Hundred Thousand Dollars ($500,000) in market value of the Registrable Shares. Company shall be obligated to effect only four (4) registrations pursuant to this Section 3.1.

3.2. Notice. If Foxworthy wishes to exercise his rights under Section 3.1, he shall do so by providing Company with written notice (specifying that such notice is being made pursuant to this Section 3.3) which notice shall specify the number of Registrable Shares to be included in such registration.

3.3.   Underwriting.  If Foxworthy intends a registration pursuant to this
Section 3 to be underwritten, Foxworthy's notice to Company shall specify the underwriter or underwriters to be employed in connection therewith. Company shall have the right to reasonably approve any underwriter selected by Foxworthy. Foxworthy's right to participate in a registration pursuant to this Section 3 shall be conditioned upon Foxworthy's participation in and agreement to the terms of such underwriting.

3.4. Standoff. Notwithstanding the provisions of Section 3.1 and 3.2, Company shall not be obligated to effect a registration pursuant to this
Section 3 during the period starting with the date sixty (60) days prior to Company's estimated date of filing of and ending on a date six (6) months following the effective date of a registration statement pertaining to an underwritten public offering of securities for the account of Company; provided that Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that Company's estimate of the date of filing such registration statement is made in good faith. Further, if Company shall furnish to Foxworthy a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to Company or its shareholders for a registration statement to be filed in the near future, then Company's obligation to file a registration statement pursuant to this Section 3 shall be deferred for a period not to exceed ninety (90) days; provided, however, that such a deferral shall not occur more than once in any twenty-four (24) month period.

3.5.  Expenses.
(a) Expenses of Company. All expenses of Company incurred in effecting a registration under this Section 3, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and "blue-sky" laws, printing expenses and fees and expenses of counsel and accountants, shall be borne 100% by Company. If, however, Foxworthy makes and then subsequently withdraws a request for a registration pursuant to Section 3.1 or 3.2, Foxworthy shall bear all such expenses of such registration. Notwithstanding the foregoing, if, at the time of a withdrawal of a request for registration, Foxworthy shall have learned of a material adverse change in the condition, business or prospects of Company that was not known to Foxworthy (or which Foxworthy was not reasonably capable of knowing without investigation) at the time of the request, and such material adverse change is, in good faith, the reason why Foxworthy decided to withdraw his request, then Foxworthy shall not be required to pay any of such registration expenses.

(b) Expenses of Foxworthy. All expenses of Foxworthy incurred in effecting a registration under this Section 3, including all underwriting discounts and selling commissions shall be borne by Foxworthy, except that Company shall bear the legal fees and expenses of counsel to Foxworthy, up to a maximum of Twenty-Five Thousand Dollars ($25,000) per registration. All expenses of Foxworthy, including the legal fees and expenses of such counsel, which exceed the foregoing maximum shall be borne solely by Foxworthy.

4. Filing Obligations of Company. In connection with any registration of the Registrable Shares effected pursuant to Sections 2 or 3 Company shall:

(a) prepare and file the registration statement and such amendments and supplements to the registration statement and the prospectus or offering circular used in connection therewith as may be necessary to keep the registration statement current and effective for a period of six (6) months (or, if sooner, such time as all securities covered by such registration statement have been sold) and to comply with the provisions of the Securities Act and the rules and regulations thereunder with respect to the disposition of all the Registrable Shares covered by the registration statement for the period required to effect the distribution thereof;

(b) furnish to Foxworthy and/or Womick, as the case may be, such number of copies of any prospectus or offering circular, including a preliminary prospectus, and of a full registration statement and exhibits in conformity with the requirements of the Securities Act and rules and regulations thereunder, as Foxworthy and/or Womick may reasonably request in order to facilitate the disposition of such securities;

(c) use its best efforts to register or qualify the Registrable Shares covered by the registration statement under the securities or blue sky laws of such state jurisdictions of the United States as Foxworthy and/or Womick may reasonably request, and accomplish any and all other acts and things which may be necessary or advisable to permit sales in such jurisdictions of such Registrable Shares; provided, however, that Company shall not be required to consent to general service of process for all purposes, or to qualify as a foreign corporation, in any jurisdiction where it is not then qualified or to register or qualify the Registrable Shares covered by such registration statement in any jurisdiction which would require Company to amend its certificate of incorporation or By-Laws or covenant or undertake to do any other act or make any other change regarding its capitalization or share ownership prior to the effectiveness of such registration or qualification;

(d) if such registration is an underwritten public offering, enter into an underwriting agreement in form and substance usual and customary under the circumstances; and

(e) if a prospectus relating to such registration is required to be delivered under the Securities Act, notify Foxworthy and Womick of Registrable Shares covered by such registration statement of the happening of any event which would cause the prospectus for such registration statement, as then in effect, to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they are being made.

5. Conditions to Registration Obligations. Company shall not be obligated to effect the registration of the Registrable Shares pursuant to Sections 2 or 3 unless Foxworthy and/or Womick consents to customary conditions of a reasonable nature that are imposed by Company, including, but not limited to, the following:

(a) conditions prohibiting the sale of Registrable Shares by Foxworthy and/or Womick until the registration is effective;

(b) conditions requiring Foxworthy and/or Womick to comply with all applicable provisions of the Securities Act and the Exchange Act including, but not limited to, the prospectus delivery requirements of the Securities Act, and to furnish to Company information about sales made in such public offering;

(c) conditions prohibiting Foxworthy and/or Womick upon receipt of telegraphic or written notice from Company that it is required by law to correct or update the registration statement or prospectus from effecting sales of the Registrable Shares until Company has completed the necessary correction or updating; and

(d) if such registration is an underwritten public offering, conditions requiring Foxworthy to enter into an underwriting agreement in form and substance usual and customary under the circumstances.

6. Underwriting Agreement; Lock-up Agreement. In consideration for Company agreeing to its obligations under this Agreement, on each occasion that Foxworthy and/or Womick shall include Registrable Shares in an underwritten registration pursuant to Section 2 or 3 for the sale thereof to the public, and if requested by the managing underwriter in an underwritten registration, Foxworthy and Womick hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Registrable Shares (other than those Registrable Shares actually included in such registration and sold to the public thereunder) for such period of time (not to exceed one hundred twenty (120) days) from the effective date of such registration as the underwriter may specify; provided that all the officers and directors of Company agree to restrictions at least as restrictive in connection with such registration. Notwithstanding the foregoing, to the extent that Foxworthy and Womick shall enter into an underwriting agreement that contains provisions covering matters addressed in this Section 6, the provisions contained in such underwriting agreement shall control as to the party or parties so entering into such underwriting agreement.

7. Information Provided by the Foxworthy. Whenever under this Agreement Registrable Shares are being registered, each of Foxworthy and Womick shall, as a condition to the inclusion of his Registrable Shares in such registration, provide Company on a timely basis with such information and materials as Company may reasonably request in order to effect the registration of the Registrable Shares.

8. Rule 144. With a view to making available to Foxworthy and Womick the benefits of Rule 144 under the Securities Act, Company agrees to use its best efforts to make and keep available adequate current public information with respect to it within the meaning of, and as required pursuant to, Rule 144(c).

9. Future Grants of Registration Rights. From and after the date of this Agreement, Company shall not, without the written consent of Foxworthy, enter into any agreement with any holder or prospective holder of any securities of Company that (i) provides for the granting to such holder of registration rights greater than the rights of Foxworthy hereunder, or (ii) includes provisions that, in the case of a public offering involving an underwritten registered offering, makes the rights granted to Foxworthy hereunder subject to or subordinate to the rights granted to such holder or requires an exclusion or reduction in the number of Registrable Shares of Foxworthy to be included in the underwriting prior to a pro rata exclusion or reduction in the number of securities of such holder to be included in the underwriting.

10.   Indemnification.
10.1. Indemnification by Company. In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, Company shall indemnify, defend and hold harmless Foxworthy and Womick and each underwriter of an offering of such securities, each of Foxworthy's, Womick's and each of such underwriter's officers, directors, and partners, and each person controlling that underwriter, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages, costs, expenses and liabilities whatsoever, (or actions in respect thereof) arising out of or based on (1) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other documents (including any related registration statement, notification or the like) incident to any such registration or qualification or compliance, (2) any omission (or alleged omission) to state in any such registration statement, prospectus, offering circular, or other document a material fact required to be stated therein or necessary to make the statements therein not misleading, or (3) any violation by Company of the Securities Act, the Exchange Act or any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law applicable to Company or the offering and relating to action or inaction required of Company in connection with any such registration, qualification or compliance. Company shall reimburse Foxworthy, Womick and each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any claim, loss, damage, cost, expense, liability or action of the type and nature described in this
Section 10.1; provided, however, that the indemnity obligation contained in this
Section 10.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Company (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, Company shall not be liable to Foxworthy in any such case pursuant to the provisions of this Section 10.1 to the extent that any such claim, loss, damage, cost, expense, or liability arises out of or is based on any untrue statement or omission based on written information furnished to Company by Foxworthy for use in any such prospectus, offering circular or other document, and Company shall not be liable to Womick in any such case pursuant to the provisions of this Section 10.1 to the extent that any such claim, loss, damage, cost, expense, or liability arises out of or is based on any untrue statement or omission based on written information furnished to Company by Womick for use in any such prospectus, offering circular or other document.

10.2 Indemnification by Foxworthy. In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, Foxworthy will indemnify Company, each of its directors and officers, each underwriter, if any, and each underwriter's officers, directors and partners, of the securities covered by such an underwriter, within the meaning of the Securities Act, each person who controls Company within the meaning of the Securities Act, against all claims, losses, damages, costs, expenses and liabilities whatsoever or (actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other documents (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state in any such registration statement, prospectus, offering circular or other document a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Company, such directors, officers, partners, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Company by Foxworthy for use therein; provided, however, that the indemnity obligation contained in this Section 10.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Foxworthy (which consent shall not be unreasonably withheld).

10.3. Indemnification by Womick. In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, Womick will indemnify Company, each of its directors and officers, each underwriter, if any, and each underwriter's officers, directors and partners, of the securities covered by such an underwriter, within the meaning of the Securities Act, each person who controls Company within the meaning of the Securities Act, against all claims, losses, damages, costs, expenses and liabilities whatsoever or (actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other documents (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state in any such registration statement, prospectus, offering circular or other document a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Company, such directors, officers, partners, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Company by Womick for use therein; provided, however, that the indemnity obligation contained in this Section 10.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Womick (which consent shall not be unreasonably withheld).

10.4. Indemnification Procedure. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 10, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if such indemnified party shall have reasonably concluded that representation of such indemnified party or parties by the counsel retained by the indemnifying party or parties would be inappropriate due to actual or potential differing interests between such indemnified party or parties and any other party represented by such counsel in such proceeding.

10.5. Contribution. If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

11.   Miscellaneous.
11.1. Effectiveness of Agreement. This Agreement shall become effective on and as of the date of execution of the Stock Purchase Agreement.

11.2. Successors and Assigns. This Agreement shall bind and inure to the benefit of Company, Foxworthy and Womick and, subject to Section 11.3, the respective successors, permitted assigns, heirs and legal representatives (as the case may be) of Company, Foxworthy and Womick.

11.3. Assignment. Neither Foxworthy nor Womick may assign his rights under this Agreement to any purchaser or transferee without the prior written consent of Company. Notwithstanding the foregoing, Foxworthy and Womick may each assign his respective rights hereunder without Company's consent to (i) one or more of his parents, spouse, children, grandchildren or siblings, or any trust for the benefit of one or more of such persons, or (ii) his legatees, executors or other fiduciaries pursuant to a last will and testament or pursuant to the terms of any trust which take effect upon death. Furthermore, Foxworthy and Womick may each assign his respective rights hereunder without Company's consent on up to five (5) separate occasions; provided that on any such occasion the assignment is to a single party in connection with the transfer of at least ten percent (10%) of his Registrable Shares and provided further that Company is provided with prior written notice identifying the name and address of such assignee and any other material information as to the identify of such assignee as may be reasonably requested by Company. Notwithstanding anything to the contrary contained herein, Foxworthy may elect to transfer all or a portion of his Registrable Shares to any third party (to the extent such transfer is otherwise permissible) without assigning his rights hereunder with respect thereto provided that in any such event all rights under this Agreement with respect to the Registrable Shares so transferred shall cease and terminate.

11.4. Entire Agreement. This Agreement, the Stock Purchase Agreement and the other Transaction Documents (as defined in the Stock Purchase Agreement) contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

11.5. Notices. All notices and other communications pursuant to this Agreement shall be made in accordance with the Stock Purchase Agreement at the address set forth therein for the Company, Foxworthy and Womick.

11.6. Amendment and Modification; Waiver. Except as otherwise provided herein, this Agreement may be amended, modified and supplemented and the application of any provision of this Agreement or any rights or obligations of any party hereunder may be waived (either retroactively or prospectively) only by written agreement of the parties hereto affected by such amendment, modification, supplement or waiver. Further, any waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

11.7. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

11.8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

11.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

11.10. Arbitration. Any and all disputes arising hereunder shall be subject to resolution by arbitration as provided in the Arbitration Agreement.

12. Exercise Contingent Upon No Material Breach. The exercise by Foxworthy of any of his rights under this Agreement shall be contingent upon the absence of any material uncured breach by Foxworthy under any of the Transaction Documents. The exercise by Womick of any of his rights under this Agreement shall be contingent upon the absence of any material uncured breach by Womick under any of the Transaction Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed and delivered as of the date first above written.

REDNECK FOODS, INC.,
a Delaware corporation

By
Name:                      JEFF FOXWORTHY
Title: ________________________


DAVID WOMICK